QUEST DIAGNOSTICS REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

•Second quarter revenues of $1.83 billion, down 6.4% from 2019
•Second quarter reported diluted earnings per share from continuing operations ("EPS") of $1.36, down 9.7% from 2019; and adjusted diluted EPS of $1.42, down 17.9% from 2019
•Second quarter cash provided by operations of $355 million, up 10.4% from 2019
•Reinstates full year outlook for 2020. Full year 2020 reported diluted EPS expected to be between $5.66 and $7.66 and adjusted diluted EPS to be between $6.60 and $8.60

SECAUCUS, N.J., July 23, 2020 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the second quarter ended June 30, 2020, which are consistent with the preliminary results reported on July 13, 2020.

“In one of the most challenging periods in our history, Quest Diagnostics stepped up and rapidly expanded COVID-19 testing for the country and delivered stronger-than-expected performance in the second quarter,” said Steve Rusckowski, Chairman, CEO and President, Quest Diagnostics. “Our base testing volume declined versus 2019 because of the pandemic and was partially offset by COVID-19 testing. I am proud of Quest’s employees who have been on the frontlines of healthcare, answering the call in fighting the COVID-19 pandemic.”

Mr. Rusckowski concluded: "Looking forward to the rest of the year, we will continue to expand COVID-19 testing capacity while also continuing to serve our customers as they continue to recover from the pandemic. We have re-established our financial outlook for the remainder of the year with a broad range that reflects uncertainty caused by the pandemic."

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$1,827	$1,953	(6.4)%	$3,649	$3,844	(5.1)%
Diagnostic Information Services revenues	$1,764	$1,872	(5.7)%	$3,508	$3,684	(4.8)%
Revenue per requisition			15.3%			6.4%
Requisition volume			(17.7)%			(10.2)%
Organic requisition volume			(18.2)%			(10.5)%
Operating income (a)	$283	$307	(7.6)%	$458	$555	(17.5)%
Operating income as a percentage of net revenues (a)	15.5%	15.7%	(0.2)%	12.5%	14.4%	(1.9)%
Income from continuing operations attributable to Quest Diagnostics (a)	$185	$206	(10.1)%	$284	$370	(23.3)%
Diluted EPS (a)	$1.36	$1.51	(9.7)%	$2.09	$2.71	(23.0)%
Cash provided by operations	$355	$321	10.4%	$602	$596	0.9%
Capital expenditures	$82	$85	(4.0)%	$165	$132	24.7%

Adjusted:
Operating income	$294	$352	(16.2)%	$519	$638	(18.7)%
Operating income as a percentage of net revenues	16.1%	18.0%	(1.9)%	14.2%	16.6%	(2.4)%
Income from continuing operations attributable to Quest Diagnostics	$193	$237	(18.3)%	$321	$427	(24.7)%
Diluted EPS	$1.42	$1.73	(17.9)%	$2.36	$3.13	(24.3)%
(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, income from continuing operations attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Outlook Reinstated for full year 2020

The company reinstated its financial outlook for full year 2020 after withdrawing it in April 2020. Current estimates for full year 2020 results are as follows:

	Low	High
Net revenues	$8.0 billion	$8.6 billion
Net revenues increase	3.5%	11.3%
Reported diluted EPS	$5.66	$7.66
Adjusted diluted EPS	$6.60	$8.60
Cash provided by operations	At least $1.25 billion
Capital expenditures	$375 million	$400 million

Outlook ranges for full year 2020 reflect a number of assumptions that are subject to change based on uncertainties related to the impact of the COVID-19 pandemic. The company intends to provide further detail regarding these assumptions on its quarterly conference call today.

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, certain financial impacts resulting from the COVID-19 pandemic, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on the company's website at www.QuestDiagnostics.com/investor. The company suggests participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 800-839-1170 for domestic callers or 402-998-0559 for international callers. No passcode is required. Telephone replays will be available from approximately 10:30 a.m. Eastern Time on July 23, 2020 until midnight Eastern Time on August 6, 2020. Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our 47,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, impacts of the COVID-19 pandemic and measures taken in response, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2020 and 2019
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenues	$1,827	$1,953	$3,649	$3,844

Operating costs and expenses and other operating income:
Cost of services	1,221	1,265	2,491	2,509
Selling, general and administrative	360	362	707	746
Amortization of intangible assets	25	25	50	49
Other operating income, net	(62)	(6)	(57)	(15)
Total operating costs and expenses, net	1,544	1,646	3,191	3,289

Operating income	283	307	458	555

Other income (expense):
Interest expense, net	(41)	(45)	(82)	(89)
Other income (expense), net	13	3	(3)	12
Total non-operating expenses, net	(28)	(42)	(85)	(77)

Income from continuing operations before income taxes and equity in earnings of equity method investees	255	265	373	478
Income tax expense	(66)	(63)	(92)	(113)
Equity in earnings of equity method investees, net of taxes	4	17	18	30
Income from continuing operations	193	219	299	395
Income from discontinued operations, net of taxes	—	20	—	20
Net income	193	239	299	415
Less: Net income attributable to noncontrolling interests	8	13	15	25
Net income attributable to Quest Diagnostics	$185	$226	$284	$390

Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$185	$206	$284	$370
Income from discontinued operations, net of taxes	—	20	—	20
Net income	$185	$226	$284	$390

Earnings per share attributable to Quest Diagnostics’ common stockholders - basic:
Income from continuing operations	$1.38	$1.52	$2.12	$2.74
Income from discontinued operations	—	0.15	—	0.15
Net income	$1.38	$1.67	$2.12	$2.89

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$1.36	$1.51	$2.09	$2.71
Income from discontinued operations	—	0.15	—	0.15
Net income	$1.36	$1.66	$2.09	$2.86

Weighted average common shares outstanding:
Basic	134	135	134	134

Diluted	136	136	135	136

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
June 30, 2020 and December 31, 2019
(in millions, except per share data)
(unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$988	$1,192
Accounts receivable, net	1,126	1,063
Inventories	154	123
Prepaid expenses and other current assets	112	112
Total current assets	2,380	2,490
Property, plant and equipment, net	1,505	1,453
Operating lease right-of-use assets	522	518
Goodwill	6,789	6,619
Intangible assets, net	1,141	1,121
Investments in equity method investees	495	482
Other assets	158	160
Total assets	$12,990	$12,843

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,142	$1,041
Current portion of long-term debt	555	804
Current portion of long-term operating lease liabilities	146	145
Total current liabilities	1,843	1,990
Long-term debt	4,020	3,966
Long-term operating lease liabilities	416	413
Other liabilities	753	711
Redeemable noncontrolling interest	77	76
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both June 30, 2020 and December 31, 2019; 217 shares issued as of both June 30, 2020 and December 31, 2019	2	2
Additional paid-in capital	2,764	2,722
Retained earnings	8,307	8,174
Accumulated other comprehensive loss	(55)	(39)
Treasury stock, at cost; 83 and 84 shares as of June 30, 2020 and December 31, 2019, respectively	(5,187)	(5,218)
Total Quest Diagnostics stockholders’ equity	5,831	5,641
Noncontrolling interests	50	46
Total stockholders’ equity	5,881	5,687
Total liabilities and stockholders’ equity	$12,990	$12,843

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2020 and 2019
(in millions)
(unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$299	$415
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	174	165
Provision for credit losses	13	5
Deferred income tax provision	23	13
Stock-based compensation expense	31	32
Other, net	3	(33)
Changes in operating assets and liabilities:
Accounts receivable	(75)	(81)
Accounts payable and accrued expenses	42	27
Income taxes payable	51	15
Termination of interest rate swap agreements	40	—
Other assets and liabilities, net	1	38
Net cash provided by operating activities	602	596

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(228)	(56)
Capital expenditures	(165)	(132)
Increase in investments and other assets	(18)	(14)
Net cash used in investing activities	(411)	(202)

Cash flows from financing activities:
Proceeds from borrowings	749	1,484
Repayments of debt	(1,001)	(1,448)
Purchases of treasury stock	(75)	(103)
Exercise of stock options	117	66
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(13)	(16)
Dividends paid	(146)	(143)
Distributions to noncontrolling interest partners	(10)	(27)
Other financing activities, net	(16)	(69)
Net cash used in financing activities	(395)	(256)

Net change in cash and cash equivalents and restricted cash	(204)	138
Cash and cash equivalents and restricted cash, beginning of period	1,192	135
Cash and cash equivalents and restricted cash, end of period	$988	$273

Cash paid during the period for:
Interest	$103	$91
Income taxes	$20	$83

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$185	$206	$284	$370
Income from discontinued operations, net of taxes	—	20	—	20
Net income attributable to Quest Diagnostics' common stockholders	$185	$226	$284	$390

Income from continuing operations	$185	$206	$284	$370
Less: earnings allocated to participating securities	1	—	1	1
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$184	$206	$283	$369

Weighted average common shares outstanding - basic	134	135	134	134
Effect of dilutive securities:
Stock options and performance share units	2	1	1	2
Weighted average common shares outstanding - diluted	136	136	135	136

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$1.38	$1.52	$2.12	$2.74
Income from discontinued operations	—	0.15	—	0.15
Net income	$1.38	$1.67	$2.12	$2.89

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$1.36	$1.51	$2.09	$2.71
Income from discontinued operations	—	0.15	—	0.15
Net income	$1.36	$1.66	$2.09	$2.86

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended June 30, 2020
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS
As reported	$283	15.5%	$(66)	$4	$185	$1.36
Restructuring and integration charges (a)	9	0.6	(1)	—	8	0.06
COVID-19 impact (b)	(23)	(1.3)	10	(3)	(17)	(0.13)
Amortization expense	25	1.3	(7)	3	21	0.16
ETB	—	—	(4)	—	(4)	(0.03)
As adjusted	$294	16.1%	$(68)	$4	$193	$1.42

	Six Months Ended June 30, 2020
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS
As reported	$458	12.5%	$(92)	$18	$284	$2.09
Restructuring and integration charges (a)	25	0.7	(5)	—	20	0.15
COVID-19 impact (b)	(14)	(0.4)	7	(3)	(13)	(0.10)
Amortization expense	50	1.4	(14)	6	42	0.31
ETB	—	—	(12)	—	(12)	(0.09)
As adjusted	$519	14.2%	$(116)	$21	$321	$2.36

	Three Months Ended June 30, 2019
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS
As reported	$307	15.7%	$(63)	$17	$206	$1.51
Restructuring and integration charges (a)	26	1.3	(7)	—	19	0.14
Other (c)	(6)	(0.3)	—	—	(6)	(0.04)
Amortization expense	25	1.3	(7)	5	23	0.16
ETB	—	—	(5)	—	(5)	(0.04)
As adjusted	$352	18.0%	$(82)	$22	$237	$1.73

	Six Months Ended June 30, 2019
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Income from continuing operations attributable to Quest Diagnostics	Diluted EPS
As reported	$555	14.4%	$(113)	$30	$370	$2.71
Restructuring and integration charges (a)	48	1.3	(13)	—	35	0.26
Other (c)	(14)	(0.4)	(1)	—	(15)	(0.10)
Amortization expense	49	1.3	(14)	10	45	0.32
ETB	—	—	(8)	—	(8)	(0.06)
As adjusted	$638	16.6%	$(149)	$40	$427	$3.13
(a)For both the three and six months ended June 30, 2020 and 2019, represents costs primarily associated with systems conversions and integration incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on the company's consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(dollars in millions)
Cost of services	$3	$11	$10	$22
Selling, general and administrative	6	15	15	26
Operating income	$9	$26	$25	$48

(b)For both the three and six months ended June 30, 2020, represents the impact of certain items resulting from the COVID-19 pandemic including $65 million of income recognized attributable to the receipt of the initial tranche of funds from the government that were appropriated to healthcare providers under the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act"), partially offset by expense associated with a one-time payment to eligible employees to help offset expenses they incurred as a result of COVID-19, certain asset impairment charges, and incremental costs incurred primarily to protect the health and safety of the company's employees and customers.

The following table summarizes the pre-tax impact of these COVID-19 items on the company's consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(dollars in millions)
Cost of services	$34	$—	$35	$—
Selling, general and administrative	5	—	8	—
Other operating income, net	(62)	—	(57)	—
Operating income	$(23)	$—	$(14)	$—

Net income attributable to noncontrolling interest	$1	$—	$3	$—

(c)For the three months ended June 30, 2019, the pre-tax impact primarily represents a gain associated with the decrease in the fair value of the contingent consideration accrual associated with a previous acquisition. For the six months ended June 30, 2019, the pre-tax impact primarily represents a gain associated with an insurance claim for hurricane related losses, and a gain associated with the decrease in the fair value of the contingent consideration accrual associated with a previous acquisition, partially offset by non-cash asset impairment charges. The following table summarizes the pre-tax impact of these other items on the company's consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(dollars in millions)
Selling, general and administrative	$—	$—	$—	$1
Other operating income, net	—	(6)	—	(15)
Operating income	$—	$(6)	$—	$(14)

(d)For restructuring and integration charges, COVID-19 impacts, other items and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2020 and 2019. For the gain associated with an insurance claim for hurricane related losses in 2019, there was no net income tax expense as the company was able to utilize net operating loss carryforwards for which a valuation allowance had previously been established. For the gain in 2019 associated with the decrease in the fair value of the contingent consideration accrual associated with a previous acquisition, there was no net income tax expense as the gain is non-taxable.

3)Discontinued operations, net of taxes, for the three and six months ended June 30, 2019 includes discrete tax benefits of $20 million associated with the favorable resolution of certain tax contingencies related to Nichols Institute Diagnostics, a test kit manufacturing subsidiary whose operations were discontinued in 2006.

4)For the three months ended June 30, 2020, the company did not repurchase any shares of its common stock. For the six months ended June 30, 2020, the company repurchased 0.7 million shares of its common stock for $75 million. As of June 30, 2020, $1.2 billion remained available under the company’s share repurchase authorizations; however the company has temporarily suspended additional share repurchases under the existing authorization through the end of 2020.

5)For the six months ended June 30, 2020, net cash provided by operating activities includes $65 million that the company received from the initial tranche of funds that were appropriated to healthcare providers under the CARES Act.

6)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2020 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2020. Both reported and adjusted diluted EPS exclude any proceeds that we may receive from the secondary tranche of funds distributed to healthcare providers under the CARES Act. Additionally, the amount of ETB is dependent upon employee stock option exercises and the company's stock price, which are difficult to predict. The following table reconciles our 2020 outlook for adjusted diluted EPS to the corresponding amounts determined under GAAP:

	Low	High
Diluted EPS	$5.66	$7.66
Restructuring and integration charges (a)	0.50	0.50
COVID-19 impact	(0.10)	(0.10)
Amortization expense (b)	0.65	0.65
ETB	(0.11)	(0.11)
Adjusted diluted EPS	$6.60	$8.60

(a)Represents estimated full year pre-tax charges of $90 million primarily associated with systems conversions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(b)Represents the estimated impact of amortization expense for 2020 on the calculation of adjusted diluted EPS. Amortization expense used in the calculation is as follows (dollars in millions):

Amortization of intangible assets	$107
Amortization expense included in equity in earnings of equity method investees, net of taxes	11
Total pre-tax amortization expense	$118

Total amortization expense, net of an estimated tax benefit using a combined statutory income tax rate of 25.5%	$88